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                                                                     EXHIBIT 5.1


                  [Letterhead of Cadwalader, Wickersham & Taft]




                                  May 31, 2000




Banc of America Funding Corporation
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

                  Re:      Mortgage Pass-Through Certificates

Ladies and Gentlemen:

                  We have acted as your counsel in connection with the registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof, pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Mortgage Pass-Through Certificates ("Certificates") to be sold by Banc of America Funding Corporation (the "Company") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates (a "Trustee"), and a servicer (the "Servicer") or a master servicer (the "Master Servicer") to be identified in the Prospectus Supplement for such Series of Certificates. A form of Pooling and Servicing Agreement is included as an Exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

                  We have examined originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Company, and such public documents and records as we have deemed necessary as a basis for the opinions hereinafter expressed.


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                  Based on the foregoing, we are of the opinion that:

                  1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee and the Servicer or Master Servicer, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights to set off or (b) relating to submission to jurisdiction, venue of service or process, may be limited by applicable law or considerations of public policy; and

                  2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee and the Servicer or Master Servicer, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

                  We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                          Very truly yours,

                                          /S/ CADWALADER, WICKERSHAM & TAFT




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